EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Third Quarter 2019 Financial Results

WEST CHESTER, OH, October 30, 2019 – AK Steel (NYSE: AKS) today reported its financial results for the third quarter of 2019.

Third Quarter 2019 Highlights
•Net income of $2.8 million, or $0.01 per diluted share
•Adjusted EBITDA of $86.9 million, or 5.7% of sales
•Results include unrealized mark-to-market derivative losses of $15.3 million

“Our third quarter results were essentially in line with our expectations despite a challenging environment. We continued to make solid progress in our strategy to focus on higher-value business during the quarter,” said Roger K. Newport, Chief Executive Officer. “As we look to 2020, we are excited about our prospects, particularly in automotive where we expect meaningful market share growth.”
AK Steel reported net income of $2.8 million, or $0.01 per diluted share of common stock, for the third quarter of 2019. For the third quarter of 2018, net income was $67.2 million, or $0.21 per diluted share. The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $86.9 million, or 5.7% of net sales, for the third quarter of 2019. Adjusted EBITDA decreased from $160.8 million, or 9.3% of net sales, in the third quarter a year ago.
Net income and adjusted EBITDA in the recent third quarter included mark-to-market losses of $15.3 million, or $0.05 per diluted share, from iron ore derivatives, of which most are associated with iron ore purchases in future years. For the same period in 2018, the company recorded mark-to-market gains of $4.4 million. Not included in the financial results for the third quarter of 2019 were realized gains of $13.5 million for iron ore derivatives contracts that settled during the period for which the company had recognized mark-to-market gains in its financial results in prior quarters, compared to $5.7 million for the same period in 2018.
Net sales for the recent third quarter were $1.5 billion, a 12% decrease compared to the third quarter of 2018. The decrease was primarily due to a sharp drop in carbon spot market prices and reduced shipments to the distributors and converters market.
The company reported liquidity of $1,024.0 million at the end of the third quarter, consisting of cash and cash equivalents and $994.5 million of availability under the company’s revolving credit facility. The company reported outstanding borrowings under the credit facility of $305.0 million at September 30, 2019.

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(Dollars in millions, except per share and per ton data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Flat-rolled steel shipments (000 tons)	1,303.0	1,424.0	4,082.8	4,294.7
Selling price per flat-rolled steel ton	$1,067	$1,114	$1,094	$1,087

Net sales	$1,535.5	$1,735.6	$4,913.7	$5,141.1
Operating profit	51.1	114.8	198.9	277.9
Net income attributable to AK Steel Holding Corporation	2.8	67.2	65.1	152.5
Adjusted net income attributable to AK Steel Holding Corporation (a)	2.8	67.2	142.5	152.5
Adjusted EBITDA (a)	86.9	160.8	399.3	427.9

Net income per diluted share attributable to AK Steel Holding Corporation	$0.01	$0.21	$0.21	$0.48
Adjusted net income per diluted share attributable to AK Steel Holding Corporation (a)	0.01	0.21	0.45	0.48

(a)
Adjustments have been made to the nine months ended September 30, 2019 for $77.4 million of charges related to the company’s closure of its Ashland Works facility, as previously disclosed. The charge was primarily for termination of certain take-or-pay supply agreements and employee-related costs.

Outlook
In July, the company provided annual guidance based on carbon hot-rolled coil pricing of approximately $555 per ton. This annual guidance also indicated that for every $10 change in the carbon hot-rolled coil spot market price, annual earnings would be impacted by $5 to $7 million. However, since July, the pricing for carbon hot-rolled coil products has fallen more sharply than previously anticipated to an average of about $510 per ton for October. This decline has also caused service centers to order at minimum levels. The company expects the lower order volumes and the impact of the strike at General Motors to result in a reduction of flat-rolled steel shipments to between approximately 5.3 and 5.4 million tons for the full year. Further, these volatile events result in a deviation from the company’s anticipated range of $5 to $7 million. The company now expects net income for the year to be in the range of $26 to $41 million, or $0.08 to $0.13 per diluted share. Excluding the effects of the first quarter 2019 Ashland Works charge of $77.4 million, the company also anticipates adjusted net income for the year to be in the range of $103 to $118 million, or $0.32 to $0.37 per diluted share, and adjusted EBITDA for the year to be in the range of $450 to $465 million. The other annual guidance items remain unchanged from the company’s July guidance, including the recently completed significant planned maintenance outage at Dearborn Works. This guidance excludes any future mark-to-market changes in iron ore derivatives or potential pension or other postretirement benefit plan corridor charges depending on year-end interest rates and pension plan asset values.
The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2019 results, as outlined in the Forward-Looking Statements below.

Third Quarter 2019 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on October 31, 2019 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the Investor News and Events section.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets.

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Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, hot- and cold-stamped components, and die design and tooling. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,500 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that are beyond the company’s control. They are also based upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on trade agreements and treaties, laws, regulations or policies affecting trade; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Flat-rolled steel shipments (000 tons)	1,303.0	1,424.0	4,082.8	4,294.7
Selling price per flat-rolled steel ton	$1,067	$1,114	$1,094	$1,087

Net sales	$1,535.5	$1,735.6	$4,913.7	$5,141.1

Cost of products sold	1,366.0	1,486.2	4,280.4	4,462.6
Selling and administrative expenses	71.0	79.6	222.9	235.8
Depreciation	47.4	55.0	147.4	164.8
Ashland Works closure	—	—	64.1	—
Total operating costs	1,484.4	1,620.8	4,714.8	4,863.2
Operating profit	51.1	114.8	198.9	277.9
Interest expense	37.0	37.8	112.0	113.3
Pension and OPEB (income) expense	(6.8)	(10.0)	(7.2)	(30.0)
Other (income) expense	0.7	0.7	(16.5)	(3.4)
Income before income taxes	20.2	86.3	110.6	198.0
Income tax expense (benefit)	0.3	1.4	2.7	(4.0)
Net income	19.9	84.9	107.9	202.0
Less: Net income attributable to noncontrolling interests	17.1	17.7	42.8	49.5
Net income attributable to AK Steel Holding Corporation	$2.8	$67.2	$65.1	$152.5

Net income per share attributable to AK Steel Holding Corporation:
Basic	$0.01	$0.21	$0.21	$0.48
Diluted	$0.01	$0.21	$0.21	$0.48
Weighted-average shares outstanding:
Basic	315.8	314.9	315.8	314.8
Diluted	316.8	316.0	316.5	315.8

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$30.8	$48.6
Accounts receivable, net	624.4	635.8
Inventory	1,362.7	1,419.9
Other current assets	48.3	97.0
Total current assets	2,066.2	2,201.3
Property, plant and equipment	7,094.0	6,969.2
Accumulated depreciation	(5,201.8)	(5,057.6)
Property, plant and equipment, net	1,892.2	1,911.6
Operating lease assets	253.4	—
Other non-current assets	392.8	402.8
TOTAL ASSETS	$4,604.6	$4,515.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$676.0	$801.0
Accrued liabilities	234.7	288.9
Current portion of operating lease liabilities	53.6	—
Current portion of pension and other postretirement benefit obligations	37.3	38.7
Total current liabilities	1,001.6	1,128.6
Non-current liabilities:
Long-term debt	1,969.7	1,993.7
Long-term operating lease liabilities	219.1	—
Pension and other postretirement benefit obligations	785.0	829.9
Other non-current liabilities	170.5	134.0
TOTAL LIABILITIES	4,145.9	4,086.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 317,749,451 and 316,595,613 shares in 2019 and 2018; outstanding 316,382,722 and 315,535,765 shares in 2019 and 2018	3.2	3.2
Additional paid-in capital	2,902.7	2,894.9
Treasury stock, common shares at cost, 1,366,729 and 1,059,848 shares in 2019 and 2018	(7.3)	(6.4)
Accumulated deficit	(2,626.7)	(2,691.8)
Accumulated other comprehensive loss	(137.3)	(100.0)
Total stockholders’ equity	134.6	99.9
Noncontrolling interests	324.1	329.6
TOTAL EQUITY	458.7	429.5
TOTAL LIABILITIES AND EQUITY	$4,604.6	$4,515.7

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$107.9	$202.0
Depreciation	129.5	153.3
Depreciation—SunCoke Middletown	17.9	11.5
Amortization	25.7	24.5
Ashland Works closure	64.1	—
Deferred income taxes	0.7	(6.3)
Pension and OPEB expense (income)	(2.9)	(24.2)
Contributions to pension trust	(34.0)	(40.7)
Other postretirement benefit payments	(23.9)	(28.5)
Mark-to-market (gains) losses on derivative contracts	(40.8)	(11.5)
Changes in working capital	(36.7)	(11.1)
Other operating items, net	(15.0)	(19.1)
Net cash flows from operating activities	192.5	249.9

Cash flows from investing activities:
Capital investments	(135.8)	(101.1)
Other investing items, net	10.0	0.2
Net cash flows from investing activities	(125.8)	(100.9)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(30.0)	(85.0)
Redemption of long-term debt	(3.8)	—
SunCoke Middletown distributions to noncontrolling interest owners	(48.3)	(54.0)
Other financing items, net	(2.4)	(0.7)
Net cash flows from financing activities	(84.5)	(139.7)

Net increase (decrease) in cash and cash equivalents	(17.8)	9.3
Cash and cash equivalents, beginning of period	48.6	38.0
Cash and cash equivalents, end of period	$30.8	$47.3

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA, adjusted EBITDA margin and adjusted net income attributable to AK Steel Holding that exclude the effects of noncontrolling interests and costs associated with the closure of Ashland Works. The company believes that reporting adjusted net income with these items excluded more clearly reflects its current operating results and provides investors with a better understanding of its overall financial performance. Adjustments to net income do not result in an income tax effect as any gross income tax effects are offset by a corresponding change in the deferred income tax valuation allowance.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA, adjusted EBITDA margin and adjusted net income are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA, adjusted EBITDA margin or adjusted net income as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliations of adjusted EBITDA and adjusted net income.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to AK Steel Holding	$2.8	$67.2	$65.1	$152.5
Net income attributable to noncontrolling interests	17.1	17.7	42.8	49.5
Income tax expense (benefit)	0.3	1.4	2.7	(4.0)
Interest expense, net	36.7	37.6	111.3	112.7
Depreciation and amortization	51.4	58.4	160.7	178.3
EBITDA	108.3	182.3	382.6	489.0
Less: EBITDA of noncontrolling interests (a)	21.4	21.5	60.7	61.1
Ashland Works closure	—	—	77.4	—
Adjusted EBITDA	$86.9	$160.8	$399.3	$427.9
Adjusted EBITDA margin	5.7%	9.3%	8.1%	8.3%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to noncontrolling interests	$17.1	$17.7	$42.8	$49.5
Depreciation	4.3	3.8	17.9	11.6
EBITDA of noncontrolling interests	$21.4	$21.5	$60.7	$61.1

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Reconciliation of Adjusted Net Income

(dollars in millions, except per share)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Income Attributable to AK Steel Holding
Net income attributable to AK Steel Holding	$2.8	$67.2	$65.1	$152.5
Ashland Works closure	—	—	77.4	—
Adjusted net income attributable to AK Steel Holding	$2.8	$67.2	$142.5	$152.5

Reconciliation of Diluted Earnings per Share
Diluted earnings per share	$0.01	$0.21	$0.21	$0.48
Ashland Works closure	—	—	0.24	—
Adjusted diluted earnings per share	$0.01	$0.21	$0.45	$0.48

Reconciliation of Adjusted EBITDA Guidance for 2019

(dollars in millions)	Year Ending December 31, 2019
	Low	High
Net income attributable to AK Holding	$26	$41
Net income attributable to noncontrolling interests	55	55
Income tax expense	7	7
Interest expense, net	150	150
Depreciation and amortization	210	210
EBITDA	448	463
Less: EBITDA of noncontrolling interests (a)	75	75
Ashland Works closure	77	77
Adjusted EBITDA	$450	$465

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Year Ending December 31, 2019
	Low	High
Net income attributable to noncontrolling interests	$55	$55
Depreciation	20	20
EBITDA of noncontrolling interests	$75	$75

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Reconciliation of Adjusted Net Income Guidance for 2019

(dollars in millions, except per share)	Year Ending December 31, 2019
	Low	High
Reconciliation of Net Income Attributable to AK Steel Holding
Net income attributable to AK Steel Holding	$26	$41
Ashland Works closure	77	77
Adjusted net income attributable to AK Steel Holding	$103	$118

Reconciliation of Diluted Earnings per Share
Diluted earnings per share	$0.08	$0.13
Ashland Works closure	0.24	0.24
Adjusted diluted earnings per share	$0.32	$0.37

AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Tons Shipped by Product
Stainless/electrical	187.9	206.6	592.9	628.8
Coated	697.6	720.0	2,149.7	2,175.8
Cold-rolled	209.3	264.3	694.7	816.4
Hot-rolled	171.8	192.4	530.7	554.8
Other	36.4	40.7	114.8	118.9
Total shipments	1,303.0	1,424.0	4,082.8	4,294.7

Shipments by Product (%)
Stainless/electrical	14%	15%	15%	15%
Coated	54%	49%	52%	50%
Cold-rolled	16%	19%	17%	19%
Hot-rolled	13%	14%	13%	13%
Other	3%	3%	3%	3%
Total shipments	100%	100%	100%	100%

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